UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2021

Professional Holding Corp.

(Exact name of registrant as specified in its charter)

Florida	001-39215	46-5144312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

396 Alhambra Circle, Suite 255,
Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

(786) 483-1757

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 21, 2021, Professional Holding Corp. (the “Company”) held its 2021 Annual Meeting of Shareholders. Of the 13,659,694 shares of common stock of the Company outstanding as of the record date for the Annual Meeting, 8,591,424 shares were present at the meeting in person or by proxy. The final results of each of the proposals voted on by the Company’s shareholders are described below:

Proposal No. 1 – Election of Directors: To elect four Class I directors, and to elect one Class II director. The vote for each director is as set forth below.

0
	Number of Shares
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Rolando DiGasbarro	7,467,410	1,124,014	0
Carlos Garcia	7,674,142	917,282	0
Dr. Lawrence Schimmel	7,255,104	1,336,320	0
Ava Parker	8,509,455	81,969	0
Margaret Blakey	8,509,455	81,969	0

The five nominees were each elected to the Company’s Board of Directors by a plurality of the votes cast, as required by the Company’s bylaws.

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm: To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2021.

9999
Votes For	Votes Against	Abstentions
8,529,556	13,973	47,895

The vote required to approve Proposal No. 2 was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Holding Corp.

Date: May 25, 2021	By:	/s/ Michael C. Sontag
Michael C. Sontag
Corporate Secretary